                                   LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement"), dated as of September 10, 1997, among Photran Corporation, a Minnesota corporation (the "Company"), and Steven King (the "Investor").

     A.   The Company needs cash to fund its operations.

     B. The Investor has indicated a willingness to lend the company up to $1,000,000 (the "Loan") on the terms and conditions set forth in this Agreement.

     Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereto agree as follows:

     1.   LOAN/PROMISSORY NOTE.   The Investor agrees to make a loan to the
Company of up to One Million Dollars ($1,000,000.00) in return for the delivery to him of a promissory note in the form attached hereto as Exhibit A (the "Note"), accompanied by a Security Agreement in the form of Exhibit B (the "Security Agreement"), securing repayment of the Note. The delivery of the Note shall be made concurrently with the execution of this Agreement by the Investor. The unpaid principal balance of the Note shall bear interest from the date of each principal advance by the Investor at the rate equal to three and one-half percent (3.50%) in excess of "Reference Rate" announced from time to time by First Bank National Association, as charged on a daily basis.

     2.   WARRANTS.   In consideration of the loan made hereunder, the Company
shall issue to the Investor, with the delivery of the Note, a warrant, in the form attached hereto as Exhibit C (the "Warrant"), to purchase 100,000 shares of Common Stock, at an initial exercise price equal to $5.00 per share. The Warrant shall be exercisable for a period commencing twelve (12) months following the date hereof. The shares of Common Stock issuable upon exercise of the Warrant are referred to hereinafter as the "Warrant Stock."

     3.   REPAYMENT AND SECURITY.   The Loan shall be repayable in accordance
with the terms of the Note and secured by the assets and as provided in the Security Agreement.

     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (a) The Company represents and warrants to the Investor that this Agreement, the Security Agreement, and the Warrant have been duly authorized by all necessary corporate action on behalf of the Company and by any required shareholder action, have been duly executed and delivered by an authorized officer of the Company, and are legal, valid and binding agreements on the part of the Company enforceable against the Company in accordance with their respective terms.

     (b) The Warrant Stock has been reserved for issuance and, when issued upon exercise of the Warrant, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.

     (c) Except as set forth on the attached Schedule to the Loan Agreement, neither the execution nor delivery of, nor the performance or compliance with, this Agreement, the Note, the Warrant, or the Security Agreement, nor the consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or passage of time, or both, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company, pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company.

     (d) No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement, the Warrant, the Note, or the Security Agreement, or the offer, sale or delivery of the Warrant Stock.

     5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.   The Investor
represents and warrants to the Company as follows:

     (a) The Note, the Warrant, and the Warrant Stock being acquired are being purchased for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that none of the Note, the Warrant or the Warrant Stock has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Note, the Warrant, and the Warrant Stock may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

     (b) The Investor's principal residence is located in the State of Minnesota. The Investor qualifies as an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. The Investor acknowledges that the Company has made available to the Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor is able to bear the loss of the entire investment in the Note, the Warrant, and the Warrant Stock without any material adverse effect on the Investor's financial position or prospects, and has such knowledge and experience of financial and business matters to be capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.

     (c) This Agreement has been duly authorized by all necessary action on the part of the Investor, and is a valid and binding agreement of the Investor.

     6.   OTHER.

     (a) This Agreement shall be binding upon the Company and the Investor and their respective successors and assigns, and shall inure to the benefit of the Company and the Investor and the successors and assigns of the Investor, except as otherwise specified or set forth herein or in the Warrant. The Investor may freely assign all or any portion of its rights and obligations under this Agreement without the consent of the Company. The Company shall not assign its rights or duties hereunder without the prior written consent of the Investor. Neither this Agreement nor any provision hereof may be amended, modified, waived or discharged without the written consent of the party against whom enforcement of such amendment, modification, waiver or discharge is sought.

     (b) This Agreement, including the schedule and exhibits attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

     (c) The Company agrees to pay all costs of the Investor incurred in connection with the negotiation, execution and delivery of this Agreement and the documents contemplated hereby.

     (d) This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement effect as of the date first written above.

INVESTOR:                                   PHOTRAN CORPORATION

   /s/ [ILLEGIBLE]                                  /s/ [ILLEGIBLE]
-----------------------------              By --------------------------------
                                           Its     /s/ President
                                            ----------------------------------

Print Name: STEVEN KING
Address:   601 7TH STREET SOUTH
           Delano, MN 55328
Social Security No.  ###-##-####

                             SCHEDULE TO LOAN AGREEMENT

1. Caterpillar Financial Services Corp., as holder of UCC Financing Statement #1598363, 6/23/93.

2. Freeport State Bank as holder of UCC Financing Statement #1672786, 5/9/94; and as holder of UCC Financing Statement #1535049, 10/7/92.

3. Textron Financial Corp. as holder of UCC Financing Statement #1749298, 3/31/95; as holder of UCC Financing Statement #1775393, 7/13/95; and as holder of UCC Financing Statement #1801559, 11/6/95.

4. NBD Equipment Finance, as holder of UCC Financing Statement #1869458, 8/8/96; as holder of UCC Financing Statement #1882035, 10/1/96; as holder of UCC Financing Statement #1916818, 2/13/97; and as holder of UCC Financing Statement #1916817, 2/13/97.

5.   Associates Commercial Corp., as holder of UCC Financing Statement #1825569.

6. Steven King, as holder of UCC Financing Statement #0263040, 7/14/95 (Dakota County, Minnesota).

                               PROMISSORY NOTE

$1,000,000.00                                             Minneapolis, Minnesota
September 10, 1997

     FOR VALUE RECEIVED, the undersigned, Photran Corporation (the "Company"), promises to pay to the order of Steven King (the "Lender"), his successors and assigns, at his principal office at 601 7th Street South, Delano, MN 55328, or such other place as the holder may designate in writing from time to time, the principal sum of One Million Dollars ($1,000,000.00), in lawful money of the United States, or so much thereof as shall have been disbursed and not repaid, together with interest from the date hereof on the unpaid principal balance outstanding from time to time at the rate of interest equal to the "Reference Rate" announced from time to time by First Bank National Association on a daily basis, plus three and one-half percent (3.50%). Principal and interest shall be payable monthly as hereinafter set forth. All outstanding principal and accrued interest on this Note shall be due and payable in full at maturity on September 15, 1999.

     1.   LOAN AGREEMENT.   This Note has been issued pursuant to and is
subject to the terms and provisions of the Loan Agreement (the "Loan Agreement") of even date between the Company and the Lender, and this Note and the holder hereof are entitled to all the benefits provided for in the Loan Agreement, or which are referred to therein. The provisions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

     2.   PERIODIC PAYMENTS OF PRINCIPAL AND INTEREST.   Principal and
interest shall be payable monthly, commencing on October 15, 1997, and on the same day of each month thereafter, in an amount equal to the sum of $41,666.67 plus accrued interest on the unpaid principal balance during the preceding month, until September 15, 1999, when all outstanding principal and interest shall be due and payable in full.

-------------------------

     THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.

     3.   PREPAYMENT.   This Note may be prepaid in whole or in part at any
time and from time to time without premium or penalty; provided, however, that the Company shall give the Lender not less than ten (10) days advance written notice of its intention to make any such prepayment. All prepayments on this Note shall be applied first to the payment of any costs of collection that be due hereunder, then to the payment of accrued interest, and the balance shall be applied to principle.

     4.   WARRANT AGREEMENT.   The Lender has certain rights to purchase
Common Stock of the Company under a Stock Purchase Warrant as provided in the Loan Agreement.

     5.   SECURITY DOCUMENTS.   This Note is secured by and is subject to the
terms and provisions of a Security Agreement of even date from the Company, as debtor, to the Lender, as security part (the "Security Agreement").

     6.   INVESTMENT INTENT.   Other than pursuant to registration under
federal and state securities laws or an exemption from such registration, this Note may not be pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such sale, pledge, assignment or other disposition on the receipt from the party to whom this
Note is to be so transferred of any representation and agreement reasonably requested by the Company (provided such request is made within ten days of the Company receiving notice from the Lender or its assignee of any intent to transfer) in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. The Lender, by acceptance hereof, agrees to give written notice to the company before transferring this Note of the Lender's intention to do so, describing briefly the manner of the proposed transfer.

     7.   NOTICES.   All demands and notices to be given hereunder shall be
delivered or sent by certified mail, return receipt requested; in the case of Company, addressed to is corporate headquarters, 21875 Grenada Avenue, Lakeville, Minnesota 55044, until a new address shall have been substituted by like notice; and in the case of the Lender, addressed to Lender at the address written above, until a new address shall have been substituted by like notice.

     8.   WAIVERS.   The Company hereby waives and releases:  (i) demand,
presentment, protest and notice of every kind; and (ii) all procedural errors, defects, and imperfections in any proceedings instituted by Lender under this Note, the Loan Agreement, the Security Agreement, (but not substantive defenses of law).

     9.   EVENTS OF DEFAULT, REMEDIES.   If any installment of principal and
interest hereon is not paid when due, or if any other indebtedness of the undersigned to the Lender is not paid when due, or if the undersigned is in default under any other agreement between the undersigned and the Lender, or if the undersigned shall submit to the Lender any financial statement as filed with any external regulatory agencies containing information which shall prove to be materially incorrect in any respect when made, and such default remains uncured after fifteen days written notice from Lender to Company, then, in any such event, the Lender may, at its option, declare this Note to be immediately due and payable, together with all unpaid interest accrued hereon, without notice or demand. This Note shall also become automatically due and payable (including unpaid interest accrued hereon) without notice or demand should a petition be filed by or against the undersigned under the United States Bankruptcy Code, or if a trustee, receiver or similar officer is appointed for the undersigned or for the undersigned's property. If this
Note is not paid on the due date, the Lender shall have the right to set off the indebtedness evidenced by this Note against any indebtedness of the Lender to the undersigned. The undersigned agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses, in the event this Note is not paid when due whether suit is commenced or not, including costs and expenses in litigation, bankruptcy, or insolvency proceedings. The undersigned hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth Division, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

                                             PHOTRAN CORPORATION

                                             By        /s/ [ILLEGIBLE]
                                                --------------------------------

                                                 Its   /s/ President
                                                     ---------------------------


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS.

                             SECURITY AGREEMENT

------------------------------------------------------------------------------
                                                     DATE:  September 10, 1997

------------------------------------------------------------------------------
------------------------------------------------------------------------------
 DEBTOR        Photran Corporation      SECURED         Steven King
                                        PARTY
------------------------------------------------------------------------------
BUSINESS OR
RESIDENCE      21875 Grenada Avenue     ADDRESS         601 7th Street South
ADDRESS
------------------------------------------------------------------------------
CITY, STATE &  Lakeville, MN  55044     CITY, STATE &   Delano. MN 55328
ZIP CODE                                ZIP CODE
------------------------------------------------------------------------------
------------------------------------------------------------------------------

1. SECURITY INTEREST AND COLLATERAL. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party pursuant to that certain Loan Agreement executed by Debtor dated September 10, 1997 (the "Loan Agreement"), including but not limited to that certain promissory note referred to therein in amount of $1,000,000, dated September 10, 1997 (the "Note"), and all renewals, amendments, and extensions thereof, all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in the following property (herein called the "Collateral").

          All equipment of Debtor, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, parts and tools, and the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor's equipment), except for the P1000 China machine.

together with all substitutions and replacements for and products of any of the foregoing property not constituting consumer goods and together with proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all accessions and, except in the case of consumer goods, together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor represents, warrants and agrees that:

     (a)  Debtor is a corporation.

     (b)  The Collateral will be used primarily for business purposes.

     (c) If any part or all of the tangible Collateral will become so related to particular real estate as to become a fixture, the real estate concerned is:
          ______________________________________________________________
          and the name of the record owner is:
          ______________________________________________________________

     (d)  Debtor's chief executive office is located at:
          ______________________________________________________________
          or, if left blank, at the address of Debtor shown at the beginning of this Agreement.

3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor represents, warrants and agrees that:

     (a) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party. If Debtor is a corporation, this Agreement has been duly and validly authorized by all necessary corporate action, and, if Debtor is a partnership, the partner(s) executing this Agreement has
          (have) authority to act for the partnership.

     (b) Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

     (c) Debtor will (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;
          (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;
          (iii) except as provided by the Loan Agreement and for purchase money security interests incurred in the ordinary course of business, keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest; (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral; (vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest; (viii) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (ix) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xii) not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property of the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 3(c), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(c), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law. Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3.

4. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"):
(i) an Event of Default shall occur under the Loan Agreement or the Note;
(ii) Debtor shall fail to observe or perform any covenant or agreement herein binding on it; and (iii) any representation or warranty by Debtor set forth in this Agreement shall prove materially false or misleading.

5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default under Section 4 and at any time thereafter, Secured Party may exercise any or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least 10 calendar days prior to the date of intended disposition or other action;
(iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property.

6. OTHER PERSONAL PROPERTY. Unless at the time Secured Party takes possession of any tangible Collateral, or within seven days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

7. MISCELLANEOUS. This Agreement does not contemplate a sale of accounts, or chattel paper. Debtor agrees that each provision whose box is checked is part of this Agreement. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's due of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effects as the original for all purposes of a financing statement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the state named as part of Secured Party's address above. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

     Secured Party:                    Debtor:     Photran Corporation

          By                           By   /s/ [ILLEGIBLE]
             ------------------------     -------------------------------
                Steven King            Its  /s/ [ILLEGIBLE]
                                          -------------------------------

                               STOCK PURCHASE WARRANT

                           To Subscribe For and Purchase
                                  Common Stock of

                                PHOTRAN CORPORATION

                                 September 10, 1997

     THIS CERTIFIES THAT, for good and valuable consideration received, Steven King, or his registered assigns, is entitled to subscribe for and purchase from Photran Corporation (the "Company"), a Minnesota corporation, 100,000 fully paid and nonassessable shares of the Common Stock, no par value, of the Company (the "Common Stock"), or such greater or lesser number of such shares as may be determined by the anti-dilution provisions of this Warrant, at a Warrant exercise price of $5.00 per share, or such greater or lesser Warrant exercise price as may be determined by the anti-dilution provisions of this Warrant.

     This Warrant has been issued to Steve King by the Company pursuant to the Loan Agreement of even date, by and between the Company and Steven King (the "Agreement"), and is subject to the terms and conditions thereof.

     This Warrant may be exercised in whole or in part at any time or from time to time commencing twelve (12) months following the date of issuance of this Warrant and on or before 5:00 p.m., Minneapolis, Minnesota time, on September 10, 2007.

     This Warrant is subject to the following provisions, terms and conditions.

     1. EXERCISE. The rights represented by this Warrant may be exercised by the holders hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such shares.

     2. ISSUANCE OF COMMON STOCK. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the holders hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be promptly delivered to the holders hereof and in no event later than 10 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holders hereof within such time.

     3. COVENANTS OF COMPANY. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant


THIS WARRANT IS SUBJECT TO THE RESTRICTION ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.

will, upon issuance, be duly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   ANTI-DILUTION ADJUSTMENTS.    The provisions of this Warrant are
subject to adjustment as provided in this Section 4.

     (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

          (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

          (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

          (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

     then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holders of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 4.

     (b)  Upon each adjustment of the Warrant Exercise Price pursuant to
     Section 4(a) above, the Holders of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

     (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section above but the Holders of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

     (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holders as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. COMMON STOCK, WARRANT SHARES. As used herein, the term "Common Stock" shall mean and include the Company's currently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Company Stock of the Company on the date of original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation or merger provided for in paragraph 4(g) above, the stock, securities or assets provided for in such paragraph. As used herein, the term "Warrant Shares" shall mean the shares which may be acquired upon the exercise of this Warrant.

     6. NO VOTING RIGHTS. This Warrant shall not entitle the holders hereof to any voting rights or other rights as a shareholder of the Company.

     7. SECURITIES LAWS RESTRICTIONS. The holders of this Warrant by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock which may be issued pursuant hereto have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. Any exercise by the holders shall constitute a representation by the holders that the shares of Common Stock issuable upon exercise hereof are being acquired for the holders' own account and not with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws. The holders of this Warrant, by acceptance hereof, further represents that it is fully informed as to the applicable limitations upon any distribution or resale of the shares of Common Stock purchased pursuant hereto under the Securities Act and applicable state securities laws and agrees not to distribute or resell any such shares of Common Stock if such distribution or resale would constitute a violation of the Securities Act or applicable state securities law.

     The holders of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intentions as to such proposed transfer and the circumstances thereof. Promptly upon receiving such notice, the Company shall present copies thereof to counsel to the company and to special counsel to the original holders of this Warrant. If in the opinion of each such counsel the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under the Securities Act or applicable state securities laws) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof, the company, as promptly as practicable, shall notify such holders of such opinion, whereupon such holders shall be entitled to transfer this Warrant or to dispose of shares of Common Stock received upon the exercise of this Warrant, all in accordance with the terms of the notice delivered by such holders to the company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares. The Company hereby indemnifies such holders, in transferring this Warrant or in disposing of shares received upon the exercise of this Warrant in reliance upon such notification by the Company, against all liability which such holders may incur through failure of this Warrant or such shares of Common Stock to be registered or qualified provided such transfer or disposition is in accordance with the proposed transfer or disposition.

8.   REGISTRATION RIGHTS.

     (a) If at any time after September 10, 1998 and prior to the end of the two-year period following complete exercise of this Warrant or May 29, 2001, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under
Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all holders of this Warrant, and any Warrant Shares of its intention to do so and, on the written request of any such holders given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Warrant or the Warrant Shares intended to be sold or disposed of by such holders and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant
Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

     (b) Further, on a one-time basis during the four-year period commencing September 10, 1998, upon request by the holders or holders of a majority in interest of this Warrant, and of any Warrant Shares, the Company will promptly take all necessary steps to register or qualify, under the 1933 Act and the securities laws of such states as the holders may reasonably request, such number of Warrant Shares issued and to be issued upon conversion of the Warrants requested by such holders in their request to the Company. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b) for such period as may be reasonably necessary for such holders or holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law.

     (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 8, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling holders of this

Warrant, underwriting discounts and commissions, and transfer taxes for selling holders and any other expenses relating to the sale of securities by the selling holders not expressly included above shall be borne by the selling holders.

     (d) The Company hereby indemnifies each of the holders of this Warrant and of any Warrant Shares, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holders expressly for use therein; and each such holders by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such holders expressly for use therein.

9.   MISCELLANEOUS.

     (a) Subject to the provisions of paragraph 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holders hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each holders of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

     (b) This Warrant is exchangeable, upon the surrender hereof by the holders hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holders hereof at the time of such surrender.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

                                  PHOTRAN CORPORATION


                                  By  /s/ [ILLEGIBLE]
                                      ----------------------------------
                                  Its PRESIDENT
                                      ----------------------------------


                              RESTRICTION OF TRANSFER

     The securities evidenced hereby have not been registered under the Securities Act of 1933 and may not be sold, transferred, assigned, offered, pledge or otherwise distributed for value unless there is an effective registration statement under such Act covering such securities or the Company receives an opinion of counsel satisfactory to the Company stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Act.